                                                                    EXHIBIT 99.1

                      GREATER BAY BANCORP--REVOCABLE PROXY

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 19, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder(s) hereby nominates(s), constitute(s) and appoint(s) David L. Kalkbrenner, Steven C. Smith and Warren R. Thoits, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of GREATER BAY BANCORP ("GBB") to be held at the principal administrative offices of GBB, 2860 West Bayshore Road, Palo Alto, California 94303, on Wednesday, November 19, 1997, at 5:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

  1. To approve the principal terms of the Agreement and Plan of Reorganization dated as of September 5, 1997, by and among GBB, GBB Acquisition Corp. ("Newco") and Peninsula Bank of Commerce ("PBC"), pursuant to which Newco will merge with and into PBC (the "Merger") with PBC surviving the Merger.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  2. To amend the articles of incorporation of GBB to increase to 12 million the number of shares of common stock of GBB authorized to be issued by GBB.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  3. To amend, upon consummation of the Merger, the Greater Bay Bancorp 1996 Stock Option Plan to increase the number of shares of common stock of GBB reserved for issuance thereunder by 240,000.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  4. Other business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of GBB or the Board of Directors at the Special Meeting.
                      PLEASE SIGN AND DATE ON REVERSE SIDE

                           PLEASE SIGN AND DATE BELOW

  The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Special Meeting. The undersigned acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement/Prospectus accompanying such notice.

                                                  Dated:           , 1997

                                                  Signed: _____________________

                                                  Signed: _____________________

                                                  Please date this Proxy and
                                                  sign above exactly as your
                                                  name(s) appear(s) on this
                                                  card. Joint owners should
                                                  each sign personally. Corpo-
                                                  rate proxies should be
                                                  signed by an authorized of-
                                                  ficer. Executors, adminis-
                                                  trators, trustees, etc.,
                                                  should give their full ti-
                                                  tles.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION, "FOR" AMENDMENT OF GBB'S ARTICLES OF INCORPORATION AND FOR AMENDMENT OF THE GREATER BAY BANCORP 1996 STOCK OPTION PLAN. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

           I (WE) WILL     WILL NOT     ATTEND THE MEETING IN PERSON.